                                                                   EXHIBIT 10.16

                           Employee Matters Agreement

         This Agreement relating to employee benefit plans and certain employment matters ("Employee Benefits Agreement") dated as of August 20, 1998, is entered into between EVENFLO & SPALDING HOLDINGS CORPORATION, a Delaware corporation ("Holdings"), and EVENFLO COMPANY, INC., a Delaware corporation ("Evenflo").

         WHEREAS, the KKR 1996 Fund L.P. (the "1996 Fund") and Lisco, Inc., a wholly-owned subsidiary of Holdings ("Lisco"), have entered into a Stock Purchase Agreement dated as of July 30, 1998 (the "Stock Purchase Agreement"), in which the 1996 Fund agrees to buy, and Lisco agrees to sell, 51% of the authorized and outstanding shares of Class A Common Stock of Evenflo;

         WHEREAS, the Stock Purchase Agreement provides that Holdings and Evenflo shall enter into an Employee Matters Agreement covering labor, employment, pension and employee benefit matters with respect to the employees of Evenflo;

         NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Whenever the following terms are used in this Agreement, they shall have the meaning specified below or in the Stock Purchase Agreement, unless the context clearly indicates the contrary:

         I.1 "Closing Date" shall mean the date specified in the Stock Purchase Agreement for the sale of the Evenflo stock to the 1996 Fund.

         I.2 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         I.3 "Controlled Group Member" shall mean any "person" within the meaning of ERISA Section 3(9) that would be regarded together with Evenflo or any of its subsidiaries as a single employer under Code Sections 414(b), (c),
(m) and/or (o).

         I.4 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         I.5 "DOL" shall mean the Department of Labor.

         I.6 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
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         I.7 "Employee" or "Employees" shall mean

                  (a) persons who, as of the date hereof or as of the Closing Date, are employed by Evenflo, including without limitation, those persons who are absent from work on account of short term or long term disability, layoff, leave of absence or for other reasons, whether or not they return to active employment with Evenflo after the Closing Date; and

                  (b) all persons who retired from Evenflo prior to the Closing Date or whose employment otherwise terminated prior to the Closing Date; provided, however, that those persons whose employment with Evenflo concluded prior to the Closing Date, and who as of the Closing Date, continue to be employed by Holdings or any of Holdings' subsidiaries other than Evenflo and its subsidiaries, shall not be considered Employees of Evenflo.

         I.8 "IRS" shall mean Internal Revenue Service.

         I.9 "NLRA" shall mean the National Labor Relations Act of 1935, as amended.

         I.10 "Indemnity Agreement" shall mean the Indemnity Agreement dated as of August __, 1998 between Holdings and Evenflo.

         I.11 "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended.

         I.12 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         I.13 "WARN" shall mean the Worker Adjustment and Retraining Notification Act, Pub. L. 100-379.

                                   ARTICLE II

                             EMPLOYEE BENEFIT PLANS

         II.1 Continuation of Employment and Employee Benefits.

                  (a) Employment. Evenflo shall continue employment and employment-related responsibility for Employees as of the Closing Date.

                  (b) Continuation of Employee Benefits. Except as otherwise specifically provided herein or as required by law or regulations, for at least one year following the Closing Date, Evenflo shall continue to provide employee benefits pursuant to its agreements, plans, programs, policies and arrangements that are, in the aggregate, no less favorable than the employee benefits maintained for such Employees immediately prior to the Closing Date and upon terms and conditions that are substantially similar to those in effect immediately prior to the Closing Date. Nothing herein shall be construed to prohibit Evenflo from modifying, amending or terminating such agreements, plans, programs, policies and arrangements in accordance with the terms thereof and with applicable law.

                  (c) Individual Agreements. Except as required by law or regulations, Evenflo shall continue to honor the terms of (i) the deferred compensation program entered into between Darrell Lovett and Gerry and (ii) the Agreements related to Change in Control, dated as of May 1, 1996, between Spalding & Evenflo Companies, Inc. and certain executives. Nothing herein shall be construed to prohibit Evenflo from modifying, amending or terminating such program or agreements in accordance with the terms thereof and with applicable law.

         II.2 Qualified Plans.

                  (a) SERA Plan.

                                    (i) As soon as practicable after the Closing
Date, Evenflo shall establish a new tax qualified defined benefit plan (the "Evenflo Retirement Plan") providing benefits that are substantially similar to the Spalding & Evenflo Retirement Account Plan (the "Holdings SERA") for future service and identical for past service for the benefit of Employees who are participants or beneficiaries under the Holdings SERA. Accruals of benefits under the Evenflo Retirement Plan shall commence as of the Closing Date.

                                    (ii) As soon as practicable after the
Closing Date, Holdings shall cause an independent actuary appointed by Holdings (the "Holdings Actuary") to calculate the amount of assets necessary to satisfy the applicable requirements of Sections 414(1) and 401(a)(12) of the Code as of the Closing Date by using assumptions and methods specified in Table 1. In the event assets exceed the value of the liabilities determined as of the Closing Date, excess assets allocable to Evenflo shall be determined based on the pro rata portion of total assets represented by the liabilities for Employees as of the Closing Date. The above determination by the Holdings Actuary shall be submitted to an independent actuary appointed by Evenflo (the "Evenflo Actuary") for approval, but such approval shall be solely for the purpose of determining that the calculation was made pursuant to this Section 2.2(a)(ii) using the assumptions specified in Table 1. If the Evenflo Actuary shall disapprove such determination and the Holding Actuary and the Evenflo Actuary are unable to agree on a determination, they shall jointly designate a third independent actuary whose determination shall be final and binding, provided that such third actuary's determination shall relate only to the calculation on the basis set forth above. Evenflo and Holdings shall each pay one-half of the cost of such third actuary.

                                    (iii) As soon as practicable after the
Closing Date, Evenflo shall provide Holdings with the plan document for the Evenflo Retirement Plan, together with evidence reasonably satisfactory to Holdings that the Evenflo Retirement Plan satisfies the requirements for qualification under Section 401(a) of the Code as of its effective date and that the transfer of assets provided in (iv) below shall not affect the qualification of such plans. All required benefit payments to Employees and other beneficiaries under the Holdings SERA between the Closing Date and the asset transfer date shall be made from the Holdings SERA.

                                    (iv) As soon as practicable after the latest
of (A) the date on which the asset transfer amount is determined, (B) the expiration of 30 days following the filing of Forms 5310 with the IRS in respect of the Holdings SERA and the Evenflo Retirement Plan, and

(C) the receipt by the Holdings trustee of the evidence described in subparagraph (a)(iii) above, Holdings shall cause the trustee of the Holdings SERA to transfer to the trust forming a part of the Evenflo Retirement Plan cash and/or securities reasonably acceptable to Evenflo in an amount equal to the amount determined in (ii) above. Such amount shall be adjusted for investment earnings and losses to the same extent as the actual investment return and losses of the Holdings Master Trust for the period between the Closing Date and the date on which assets are transferred from the Holdings Master Trust to a trust established by Evenflo to fund the Evenflo Retirement Plan. Such amount shall be decreased by (i) the benefit payments to the participants and beneficiaries under Holdings SERA during the period from the Closing Date to the asset transfer date and (ii) expenses approved by Evenflo.

                  (b) Spalding & Evenflo Savings Plus Plan.

                           (i) As soon as practicable after the Closing Date,
Evenflo will establish a new tax qualified defined contribution plan (the "Evenflo Savings Plan") that is substantially similar to the Spalding & Evenflo Savings Plus Plan (the "Holdings Savings Plan") for the benefit of Employees who are participants under the Holdings Savings Plan.

                           (ii) As soon as practicable after the Closing Date
and after (i) above, Evenflo shall provide Holdings with evidence acceptable to Holdings that the Evenflo Savings Plan satisfies the requirements under Section 401 of the Code and that the Evenflo Savings Plan shall continue to so qualify after the asset transfers described in (iv) below.

                           (iii) On the Closing Date or such other date as
mutually agreed by Evenflo and Holdings, Evenflo shall file and Holdings shall file with the IRS a Form 5310, if necessary, specifying a date after the filing of such forms, as mutually agreed to by Evenflo and Holdings, on which assets equal in value to the accounts of Employees in the Holdings Savings Plan trust are to be transferred to the Evenflo Savings Plan trust.

                           (iv) As soon as practicable after the Closing Date,
Holdings shall cause the trustee of the Holdings Savings Plan to transfer the value of accounts with respect to Employees to the trust fund under the Evenflo Savings Plan to be credited to the accounts of such Employees whose assets are transferred. Such transfer shall be made in cash or kind, including the assets in the loan accounts of participants who have loan amounts outstanding pursuant to the provisions of the Holdings Savings Plan. Assets in the loan accounts of participants shall be transferred in the form of notes signed by the participants. Assets that are transferred pursuant to this Section 2.2(b)(iv) shall be transferred with all earnings and dividends that have accrued from the most recent valuation date to the transfer date. Upon receipt by the Evenflo Savings Plan of the assets so transferred, neither Holdings nor the trustee of the Holdings Savings Plan shall have any further liability to such Employees for benefits under the Holdings Savings Plan, with respect to which liabilities and assets have been transferred. Holdings and Evenflo agree to use their best efforts to request and obtain any approvals necessary from the Internal Revenue Service and to make any amendments to their plans and trusts as may be necessary or appropriate to effect the transfer contemplated by this provision.

                  (c) Pension Plan for Hourly Employees of the Jasper, Alabama Facility of Evenflo Company, Inc. Evenflo shall maintain all liabilities with respect to the Pension Plan for Hourly Employees of the Jasper, Alabama Facility of Evenflo Company, Inc. No assets shall be transferred therefrom.

                  (d) Gerry Wood Products Employee Profit Sharing and Savings Plan. Evenflo shall maintain all liabilities with respect to the Gerry Wood Products Employee Profit Sharing and Savings Plan. No assets shall be transferred therefrom.

                  (e) Gerry Savings Plan. Evenflo shall maintain all liabilities with respect to the Gerry Savings Plan. No assets shall be transferred therefrom.

         II.3 Nonqualified Plan.

                  Spalding and Evenflo Supplemental Retirement Plan.

                  (a) As soon as practicable after the Closing Date, Evenflo shall establish a supplemental defined benefit plan (the "Evenflo SRP") providing benefits that are substantially similar to those provided under the Spalding & Evenflo Supplemental Retirement Plan (the "Holdings SRP") for future service and identical for past service for the benefit of Employees who are participants or beneficiaries under the Holdings SRP. Accruals of benefits under the Evenflo SRP shall commence as of the Closing Date.

                  (b) As soon as practicable after the Closing Date, Holdings shall cause the Trustee of the Holdings SRP to transfer to the trust forming a part of Evenflo SRP cash and/or securities acceptable to Evenflo in an amount equal to the assets allocated to Employees as of the Closing Date using the methodology presented in Table B of a May 4, 1998 letter from Watson Wyatt to Stephen J. Dryer providing the Holdings SRP asset allocation. Such amount shall be adjusted for investment earnings and losses at the same rate as the actual investment return and losses of the Holdings Trust for the period between the Closing Date and the date on which assets are transferred from the Holdings Trust to a trust established by Evenflo to fund the Evenflo SRP. Such amount shall be decreased by (i) the benefit payments to the participants and beneficiaries under Holdings SERA during the period from the Closing Date to the asset transfer date and (ii) expenses approved by Evenflo.

         II.4 Postretirement Welfare Benefit Plans.

                  (a) Evenflo shall provide postretirement health care benefits and postretirement life insurance benefits to all eligible Employees under Evenflo's employee benefit plans established and maintained for such Employees, and such benefits shall be substantially comparable to the benefits in effect under the benefit plans of Holdings or any of its subsidiaries as of the Closing Date. Eligibility for such benefits shall be based on the aggregate of service with Holdings, Evenflo or any of their subsidiaries. Holdings shall cause to be accrued on the books of Evenflo a pro-rata portion of the contribution due in 1998 with respect to funding the postretirement health care benefits and retiree life insurance qualified account as required under Financial Accounting

Standard # 106 at the Closing Date.

         II.5 Stock Purchase Option Plan.

                  (a) Holdings shall retain all liabilities under 1996 Stock Purchase and Option Plan for Key Employees of Evenflo & Spalding Holdings Corporation and subsidiaries.

                  (b) As soon as practicable after the Closing Date, Evenflo shall establish the 1998 Stock Purchase and Option Plan for Key Employees of Evenflo Company, Inc. and Subsidiaries, which will provide for the issuance of common stock of Evenflo, stock options and other stock-based awards.

         II.6 COBRA.

                  Evenflo shall continue health care continuation coverage required to be provided under the provisions of Section 601 of ERISA for Employees or their dependents, for qualifying events occurring before, on or after the Closing Date.

         II.7 Welfare Plan Claims.

                  On and after the Closing Date, Evenflo shall assume and pay all hospital, medical, life insurance, disability and all other Welfare Plan (as defined in Section 3(1) of ERISA) benefits and expenses for each Employee with respect to claims incurred before, on or after the Closing Date.

         II.8 Termination of Participation in Holdings' Plans.

                  Except as otherwise specifically provided herein, effective as of the Closing Date Holdings shall take such action as is necessary to terminate Employees' participation in employee benefit plans, training programs, or similar arrangements maintained by Holdings.

                                   ARTICLE III

                                      LABOR

         III.1 Collective Bargaining-Agreements.

                  Evenflo shall continue in accordance with its terms the collective bargaining agreements covering the Employees represented by unions. Evenflo shall recognize service with Holdings and its subsidiaries before the Closing Date in the same manner as such service has been recognized by Holdings and its subsidiaries prior to the Closing Date for purposes of determining seniority rights and benefits under the collective bargaining agreements.

         III.2 Service-based Compensation and Payroll Practices.

                  For all purposes of service-based compensation and payroll practices, such as vacation allowances, service presently recognized by Holdings or any of its subsidiaries through the Closing Date shall be counted by Evenflo after the Closing Date. Evenflo shall recognize and pay for all vacation entitlements of Employees in accordance with current practice of Holdings or its subsidiaries.

         III.3 WARN.

                  Prior to the Closing Date, Holdings and its subsidiaries shall comply in all material respects with WARN and shall indemnify and hold Evenflo harmless from and against any and all claims, judgments, damages, losses, liabilities and expenses that Evenflo may incur by reason of any non-compliance. Prior to Closing Date, Holdings and its subsidiaries shall notify Evenflo of every employment termination which may under WARN be a basis for aggregation for meeting threshold requirements. On and after the Closing Date, Evenflo shall comply in all material respects with WARN and Evenflo shall indemnify and hold Holdings harmless from and against any and all claims, judgments, damages, losses, liabilities and expenses that Holdings may incur by reason of any non-compliance.

         III.4 Labor Claims.

                  On and after the Closing Date, Evenflo shall retain liability for any and all present or future claims, proceedings and other litigation relating to employment of the Employees prior to the Closing Date, such as discrimination claims, (including, without limitation, claims under federal and state laws relating to discrimination by reason of race, creed, sex, national origin or handicap) and claims under OSHA, NLRA and the Fair Labor Standards Act. Evenflo shall indemnify and hold Holdings harmless from and against any and all such claims, judgments, damages, losses, liabilities and expenses that Holdings may incur as a result of any such claims, proceedings or litigation.

                                   ARTICLE IV

                          SURVIVAL AND INDEMNIFICATION

         IV.1 Survival.

                  The covenants of the parties shall survive the Closing and continue in full force and effect thereafter.

         IV.2 Indemnities.

                  (a) Holdings Indemnity.

                  Holdings shall indemnify Evenflo against, and hold Evenflo harmless from, any loss, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs) accruing from or resulting by reason of:

                           (i) any breach of any covenant made by Holdings herein; or

                           (ii) any claim by the PBGC, the DOL or the IRS solely because

         Evenflo or any of its subsidiaries is a Controlled Group Member.

                  (b) Evenflo Indemnities.

                  Evenflo shall indemnify Holdings against and hold Holdings harmless from any loss, liability, cost, expense, or damage (including, without limitation, reasonable counsel fees and disbursements and court costs) accruing from or resulting by reason of:

                           (i) the breach of any covenant made by Evenflo herein; or

                           (ii) any claim by Employees, the PBGC, or the DOL or any other governmental agency or any other person in connection with any Employee Benefit Plan retained or assumed by Evenflo.

                  The indemnities in this Section 4.2(b) shall not apply to those events to which Holdings' indemnity applies in Section 4.2(a) above.

                  The parties shall notify one another promptly of every such claim, suit, action or proceeding of which they become aware that may be brought against either and cooperate to the extent reasonably necessary to the resolution of such claim or to the defense of such suit, action or proceeding, including making available any information and documents which are reasonably necessary thereto. Notwithstanding the foregoing, this Section 4.2 shall be applied in accordance with the Indemnity Agreement, including the procedures therein.

                                    ARTICLE V

                               GENERAL PROVISIONS

         V.1 Notices.

                  All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service if personally served. Notice mailed as provided herein, shall be deemed given on the third business day following the date so mailed.

                  (a) if to Evenflo, to:

                           Evenflo Company, Inc.
                           Northwoods Business Center II
                           707 Crossroads Court
                           Vandalia, Ohio  45377
                           Telephone: (937) 415-3300
                           Facsimile: (937) 415-3113
                           Attn:  Richard W. Frank
                                    with a copy to:

                           Kohlberg Kravis Roberts & Co.
                           9 West 57th Street, Suite 4200
                           New York, New York  10019
                           Telephone: (212) 750-8300
                           Facsimile: (212) 750-0003
                           Attn: Michael T. Tokarz

                                    with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Telephone: (212) 455-2000
                           Facsimile: (212) 455-2502
                           Attn: Alan G. Schwartz, Esq.

                           and

                  (b) if to Holdings, to:

                           c/o Spalding & Evenflo Companies, Inc.
                           425 Meadow Street
                           Chicopee, Massachusetts 01021-0901
                           Telephone: (413) 536-1200
                           Attention: General Counsel

                                    with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Telephone: (212) 455-2000
                           Facsimile: (212) 455-2502
                           Attn: Charles I. Cogut, Esq.

         V.2 Governing Law; Jurisdiction.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

                  (b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.

         V.3 Waiver Of Jury Trial.

                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         V.4 Termination.

                  This Agreement may be terminated at any time prior to the
Closing:

                  (a) by mutual written agreement of Holdings and Evenflo;

                  (b) by either Holdings or Evenflo if the Closing shall not have been consummated as of the close of business on September 30, 1998; or

                  (c) by either Holdings or Evenflo if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 5.4(b) or (c) shall promptly give notice of such termination to the other party.

         V.5 Interrelationship with the Stock Purchase Agreement and the Indemnity Agreement.

                  This Agreement expresses the entire agreement of the parties relating to employee matters. In the event of any inconsistency or conflict between Articles II or III of this Agreement and the provisions of the Stock Purchase Agreement, the provisions of Articles II and III of this Agreement shall apply. Otherwise, the provisions of the Stock Purchase Agreement shall apply, provided, however, that in the event of any inconsistency or conflict between Section 4.2 of this

Agreement and the provisions of the Indemnity Agreement, the provisions of the Indemnity Agreement shall apply.

         V.6 Amendments and Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         V.7 Expenses.

                  Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

         V.8 Severability.

                  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

         V.9 Titles and Headings.

                  Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

         V.10 Pronouns.

                  The masculine pronoun shall include the feminine and neuter, and the singular pronoun shall include the plural where the context so indicates.

         V.11 Successors and Assigns.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         V.12 Counterparts; No Third Party Beneficiaries.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Nothing herein shall confer upon any person (including any current or former Employee) other than the parties hereto any rights or remedies of any kind whatsoever under or by reason of this Agreement, including, without limitation, any right to employment or continued employment, or any right to a particular benefit.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed and delivered this Agreement as of the date first above written.

                                        EVENFLO & SPALDING HOLDINGS CORPORATION

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                        EVENFLO COMPANY, INC.

                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                     Table 1

ACTUARIAL ASSUMPTIONS

Interest Rate

         5.40% for the first 25 years, 5.25% thereafter.

Demographic Assumptions

         Mortality Rates:

         The 1983 Group Annuity Mortality Table for males, set back six years for females.

         Retirement Age for Terminated Vested Benefits:

         Age 65.

DATA

Actual data compiled as of the Closing Date will be utilized for any asset transfer according to Section 414(l) of the Code.

ACTUARIAL METHODS

Accrued benefit measured as of the Closing Date shall use actual pay history, including the partial year of pay in the year containing the Closing Date. The value ("liability") of the accrued benefit for active participants as of the Closing Date for purposes of the 414(l) allocation shall equal the cash balance benefit (the "Account Balance") as of that date.